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                                  SENETEK PLC
                       Unit 1400, Kettering Venture Park
                         Kettering, Northants NN15 6XR
                                    England

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                         SUPPLEMENT TO PROXY STATEMENT

   You have received a copy of the Proxy Statement, dated September 27, 1999, of Senetek PLC for the Annual General Meeting of Shareholders to be held on October 22, 1999. The first sentence under the section entitled "Record Date and Voting" which appears on the first page of the Proxy Statement contains a typographical error. We are sending you this Supplement for the purpose of amending that sentence to read in full as follows: Only shareholders of record at the close of business on Friday, October 22, 1999 (the "record date") are entitled to vote at the Annual Meeting.

   Additionally, we would like to advise you that for purposes of English law any withholding of authority to vote for any nominee for election as a Director will be deemed to be a vote against the election of that nominee.

                                          By Order of the Board of Directors

                                          STEWART SLADE

                                          Stewart Slade
                                          Secretary

September 27, 1999